Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc. Reports

Third Quarter 2019 Financial Results

Addison, Texas – October 21, 2019 / Business Wire / – Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., today reported financial results for the fiscal quarter ended September 30, 2019.  The company's net income available to common shareholders was $7.5 million, or $0.65 per basic share, for the quarter ended September 30, 2019, compared to $6.0 million, or $0.52 per basic share, for the quarter ended June 30, 2019 and $5.1 million, or $0.43 per basic share, for the quarter ended September 30, 2018.  In addition to increased net income, earnings per basic share during the third quarter of 2019 compared to the same period in 2018 were impacted by our repurchase of 486,462 shares of common stock between October 1, 2018 and September 30, 2019. Return on average assets and average equity for the third quarter of 2019 were 1.28% and 11.73%, respectively, compared to 1.05% and 9.97%, respectively, for the second quarter of 2019 and 0.91% and 8.39%, respectively, for the third quarter of 2018.

"We had a strong third quarter and are very satisfied with the financial results.  We continue to focus on our strategic initiatives to improve net interest margin and efficiencies, which are apparent in the third quarter earnings results and the 10 and 20 basis point increases in net margin from the second quarter of 2019 and same quarter in 2018, respectively.  Loan growth has slowed in recent quarters, however we believe this is prudent to maintain strong asset quality as we continue to move further into this long economic cycle.  Companywide, we emphasize building banking relationships that are meaningful to our overall balance sheet and good for our customers and communities.  We will continue to execute on our stock repurchase plan when we see our stock valuation as attractive and representing a good long-term value for our stakeholders," commented Ty Abston, the company's Chairman and Chief Executive Officer.

The company’s increase in net earnings in the third quarter of 2019, as compared to the third quarter of 2018, was primarily attributable to an increase in net interest income, before the provision for loan losses, of $1.9 million and an increase in noninterest income of $1.1 million.  This was partially offset by an increase in noninterest expense of $408,000 and income tax provision of $474,000. These factors impacting net earnings are discussed in more detail below.

Net interest income, before the provision for loan losses, in the third quarter of 2019 and 2018 was $20.1 million and $18.2 million, respectively, an increase of $1.9 million, or 10.2%.  Net interest margin, on a taxable equivalent basis, for the third quarter of 2019 and 2018 was 3.71% and 3.51%, respectively.  Our net interest income was positively affected by achieving higher increases in loan yields than for deposit costs.  During the period, our loan yield increased from 5.12% for the third quarter of 2018 to 5.37% for the third quarter of 2019, a change of 25 basis points, while our interest bearing deposit costs increased from 1.35% to 1.43% during the same period, a change of only eight basis points.  Net interest margin increased from 3.61% in the second quarter of 2019 to 3.71% in the third quarter of 2019, primarily due to decreases in the cost of interest-bearing liabilities.

The provision for loan losses was $100,000 in the third quarter of 2019, compared to $575,000 in the second quarter of 2019 and $500,000 in the third quarter of 2018.  The provision for loan losses is primarily reflective of organic growth during the respective periods, however, a recovery of $487,000 was received during the quarter from proceeds of a life insurance policy that collateralized a loan that was charged-off several years ago, thus reducing the need for additional provision in the third quarter of 2019.  Nonperforming assets as a percentage of total loans were 0.69% at September 30, 2019, compared to 0.64% at June 30, 2019, and 0.69% at September 30, 2018. Our nonperforming assets consist primarily of nonaccrual loans, three of which are Small Business Administration (SBA) partially guaranteed loans with combined book balances of $5.7 million as of September 30, 2019 that were acquired in the acquisition of Westbound Bank in June 2018. Management is currently in the process of working with these borrowers to effectuate a plan which would allow for these loans to return to a performing status in the future.  Excluding these partially SBA guaranteed loans, non-performing assets as a percentage of total loans at September 30, 2019 would be 0.36%.

Noninterest income increased $1.1 million, or 30.1%, in the third quarter of 2019, to $4.6 million, compared to $3.5 million for the quarter ended September 30, 2018. The increase from the same quarter in 2018 was due primarily to an increase in the gain on sales of loans of $273,000, or 42.9%, an increase of $159,000, or 17.0%, in merchant and debit card fees, a $90,000, or 57.3%, increase in bank-owned life insurance income and an $88,000, or 75.4%, increase in mortgage loan origination and fee income during the third quarter of 2019. There were also valuation adjustments and losses on sales of repossessed assets during the third quarter of 2018 that reduced other noninterest income by $594,000, which were not present in the third quarter of 2019.

Noninterest income increased $506,000, or 12.3%, to $4.6 million in the third quarter of 2019, compared to $4.1 million for the quarter ended June 30, 2019. The increase was primarily attributable to an increase in the gain on sale of loans of $227,000, or 33.2% from the prior quarter, an increase in bank-owned life insurance income of $92,000, or 59.4%, and an increase in service charge income of $89,000, or 10.0%.  Other increases resulted from gains of $27,000, or 2.5%, in merchant and debit card fees and an increase of $28,000, or 3.7%, in other noninterest income during the third quarter of 2019.

Noninterest expense increased $408,000, or 2.7%, in the third quarter of 2019, compared to the third quarter of 2018.  The increase in noninterest expense in the third quarter of 2019 was primarily driven by an increase in employee compensation and benefits expense to $8.9 million, a change of $740,000 from the same quarter of the prior year due to annual salary increases and 22 employees added to support operational growth. Occupancy expenses also increased $231,000, from $2.2 million in the third quarter of 2018, to $2.4 million in the third quarter of 2019.  The increase in occupancy expense resulted primarily from relocating into a new permanent location in Austin, as well as a new location and corporate offices in Addison, Texas. Software and technology expenses increased by $249,000, or 39.2% compared to the same quarter of the prior year.  These increases in noninterest expense were partially offset by decreases in other noninterest expense of $364,000, or 24.1% and a $262,000, or 27.6%, decrease in legal and professional fees compared to the same quarter of the prior year. The company’s efficiency ratio in the third quarter of 2019 was 62.49%, compared to 69.00% in the same quarter last year.

Noninterest expense increased $41,000, or 0.3%, in the third quarter of 2019 to $15.4 million, compared to the quarter ended June 30, 2019. The increase was primarily due to a $203,000, or 2.3% increase in employee compensation and benefits in the current quarter. This was partially offset by a decrease in FDIC insurance assessment fees from $140,000 in the previous quarter to none in the third quarter of 2019. The company’s efficiency ratio in the third quarter of 2019 was 62.49%, compared to 65.74% in the prior quarter.

Consolidated assets for the company totaled $2.33 billion at September 30, 2019 and June 30, 2019, compared to $2.24 billion at September 30, 2018.  Gross loans increased 2.5%, or $42.6 million, to $1.74 billion at September 30, 2019, compared to loans of $1.69 billion at June 30, 2019.  Gross loans increased 5.1%, or $84.6 million, from $1.65 billion at September 30, 2018.  Deposits decreased by 1.0%, or $20.7 million, to $1.96 billion at September 30, 2019, compared to $1.98 billion at June 30, 2019. Total deposits increased 6.9%, or $126.0 million, from $1.84 billion at September 30, 2018.  Changes in gross loans and deposits during these periods resulted from organic growth or from regular fluctuations in customer deposit account balances.  Shareholders' equity totaled $255.9 million as of September 30, 2019, compared to $250.1 million at June 30, 2019 and $242.0 million at September 30, 2018.  The increase from the previous quarter and from the third quarter of 2018 resulted primarily from increases in operating earnings, partially offset by the repurchase of common stock and payment of dividends during the period.

Guaranty Bancshares, Inc.

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)

	As of
	2019			2018
	September 30	June 30	March 31	December 31	September 30
ASSETS
Cash and due from banks	$42,051	$34,823	$40,915	$44,471	$38,483
Federal funds sold	14,250	46,450	58,000	20,275	10,700
Interest-bearing deposits	2,347	11,162	9,389	6,764	4,868
Total cash and cash equivalents	58,648	92,435	108,304	71,510	54,051
Securities available for sale	221,345	228,714	236,979	232,975	232,378
Securities held to maturity	156,925	158,915	160,980	163,164	164,839
Loans held for sale	3,841	4,052	1,222	1,795	826
Loans, net	1,720,595	1,678,705	1,640,979	1,645,444	1,638,149
Accrued interest receivable	7,825	9,098	8,245	9,292	7,760
Premises and equipment, net	52,956	52,606	52,378	52,227	52,660
Other real estate owned	551	535	632	751	1,783
Cash surrender value of life insurance	34,280	34,039	26,458	26,301	25,747
Deferred tax asset	2,363	2,050	2,167	3,209	3,237
Core deposit intangible, net	4,066	4,279	4,493	4,706	4,919
Goodwill	32,160	32,160	32,160	32,160	32,160
Other assets	30,467	35,039	33,994	23,436	24,071
Total assets	$2,326,022	$2,332,627	$2,308,991	$2,266,970	$2,242,580
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Noninterest-bearing	$528,301	$498,349	$490,206	$489,789	$479,405
Interest-bearing	1,435,012	1,485,641	1,472,095	1,381,691	1,357,934
Total deposits	1,963,313	1,983,990	1,962,301	1,871,480	1,837,339
Securities sold under agreements to repurchase	11,363	10,814	11,542	12,228	11,107
Accrued interest and other liabilities	23,508	24,265	22,397	10,733	10,187
Federal Home Loan Bank advances	60,623	52,127	50,131	115,136	129,140
Subordinated debentures	11,310	11,310	12,310	12,810	12,810
Total liabilities	2,070,117	2,082,506	2,058,681	2,022,387	2,000,583

Total shareholders' equity	255,905	250,121	250,310	244,583	241,997
Total liabilities and shareholders' equity	$2,326,022	$2,332,627	$2,308,991	$2,266,970	$2,242,580

Guaranty Bancshares, Inc.

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)

	Quarter Ended
	2019			2018
	September 30	June 30	March 31	December 31	September 30
INCOME STATEMENTS
Interest income	$25,853	$25,553	$25,307	$24,719	$23,675
Interest expense	5,770	6,267	6,300	5,863	5,446
Net interest income	20,083	19,286	19,007	18,856	18,229
Provision for loan losses	100	575	575	500	500
Net interest income after provision for loan losses	19,983	18,711	18,432	18,356	17,729
Noninterest income	4,616	4,110	3,562	4,173	3,549
Noninterest expense	15,435	15,394	15,470	14,544	15,027
Income before income taxes	9,164	7,427	6,524	7,985	6,251
Income tax provision	1,634	1,384	1,187	1,473	1,160
Net earnings	$7,530	$6,043	$5,337	$6,512	$5,091
PER COMMON SHARE DATA
Earnings per common share, basic	$0.65	$0.52	$0.45	$0.55	$0.43
Earnings per common share, diluted	0.65	0.52	0.45	0.55	0.42
Cash dividends per common share	0.18	0.17	0.17	0.17	0.15
Book value per common share - end of quarter	22.19	21.64	21.21	20.68	20.23
Tangible book value per common share - end of quarter(1)	19.05	18.48	18.10	17.56	17.13
Common shares outstanding - end of quarter	11,534,393	11,560,058	11,803,786	11,829,868	11,964,472
Weighted-average common shares outstanding, basic	11,550,335	11,659,513	11,815,966	11,888,817	11,962,654
Weighted-average common shares outstanding, diluted	11,612,873	11,730,058	11,859,458	11,951,271	12,033,434
PERFORMANCE RATIOS
Return on average assets (annualized)	1.28%	1.05%	0.94%	1.15%	0.91%
Return on average equity (annualized)	11.73	9.97	9.11	10.67	8.39
Net interest margin (annualized)(2)	3.71	3.61	3.64	3.58	3.51
Efficiency ratio(3)	62.49	65.74	68.55	63.16	69.00

(1) See Reconciliation of non-GAAP Financial Measures table.

(2) Net interest margin represents the annualized net interest income on a fully tax equivalent basis divided by average interest-earning assets.

(3) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	As of
	2019			2018
	September 30	June 30	March 31	December 31	September 30
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$299,714	$286,190	$246,176	$261,779	$248,758
Real estate:
Construction and development	256,459	231,167	250,852	237,503	229,307
Commercial real estate	581,742	592,945	581,926	582,519	599,153
Farmland	61,073	71,009	72,274	67,845	65,209
1-4 family residential	406,880	391,789	390,618	393,067	392,456
Multi-family residential	58,198	44,699	37,430	38,386	38,523
Consumer	53,315	56,099	56,158	54,777	53,947
Agricultural	18,728	19,721	19,994	23,277	24,184
Overdrafts	330	228	275	382	326
Total loans(1)(2)	$1,736,439	$1,693,847	$1,655,703	$1,659,535	$1,651,863

	Quarter Ended
	2019			2018
	September 30	June 30	March 31	December 31	September 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,743	$15,190	$14,651	$14,441	$13,890
Loans charged-off	(67)	(87)	(78)	(507)	(94)
Recoveries	618	65	42	217	145
Provision for loan losses	100	575	575	500	500
Balance at end of period	$16,394	$15,743	$15,190	$14,651	$14,441

Allowance for loan losses / period-end loans	0.94%	0.93%	0.92%	0.88%	0.87%
Allowance for loan losses / nonperforming loans	150.7	163.2	419.2	248.7	166.8
Net charge-offs / average loans (annualized)	(0.13)	0.01	0.01	0.07	(0.01)

NON-PERFORMING ASSETS
Non-accrual loans (3)	$10,881	$9,645	$3,624	$5,891	$8,657
Other real estate owned	551	535	632	751	1,783
Repossessed assets owned	500	612	948	971	986
Total non-performing assets	$11,932	$10,792	$5,204	$7,613	$11,426

Non-performing assets as a percentage of:
Total loans(1)(3)	0.69%	0.64%	0.31%	0.46%	0.69%
Total assets	0.51	0.46	0.23	0.34	0.51

Restructured loans-nonaccrual	$118	$119	$487	$335	$—
Restructured loans-accruing	7,297	2,278	671	861	727

(1) Excludes outstanding balances of loans held for sale of $3.8 million, $4.1 million, $1.2 million, $1.8 million, and $826,000 as of September 30, June 30, and March 31, 2019, and December 31, and September 30, 2018, respectively.

(2) Excludes deferred loan fees of $550,000, $601,000, $466,000, $560,000, and $727,000 as of September 30, June 30, and March 31, 2019, and December 31, and September 30, 2018, respectively.

(3) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	Quarter Ended
	2019			2018
	September 30	June 30	March 31	December 31	September 30
NONINTEREST INCOME
Service charges	$978	$889	$826	$939	$921
Net realized gain (loss) on securities transactions	—	(22)	—	—	1
Net realized gain on sale of loans	910	683	477	437	637
Fiduciary income	446	434	425	408	402
Bank-owned life insurance income	247	155	158	152	157
Merchant and debit card fees	1,096	1,069	959	1,005	937
Loan processing fee income	157	148	128	131	158
Other noninterest income	782	754	589	1,101	336
Total noninterest income	$4,616	$4,110	$3,562	$4,173	$3,549

NONINTEREST EXPENSE
Employee compensation and benefits	$8,896	$8,693	$8,986	$8,399	$8,156
Occupancy expenses	2,448	2,437	2,451	2,322	2,217
Legal and professional fees	686	687	626	531	948
Software and technology	885	772	782	653	636
Amortization	342	349	349	347	349
Director and committee fees	220	226	239	227	255
Advertising and promotions	339	408	385	416	335
ATM and debit card expense	310	303	278	270	289
Telecommunication expense	165	169	174	173	170
FDIC insurance assessment fees	—	140	33	146	164
Other noninterest expense	1,144	1,210	1,167	1,060	1,508
Total noninterest expense	$15,435	$15,394	$15,470	$14,544	$15,027

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	For the Three Months Ended September 30,
	2019			2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,698,742	$22,996	5.37%	$1,618,199	$20,879	5.12%
Securities available for sale	225,714	1,371	2.41	239,993	1,465	2.42
Securities held to maturity	158,000	1,001	2.51	166,080	1,026	2.45
Nonmarketable equity securities	12,011	162	5.35	10,351	115	4.41
Interest-bearing deposits in other banks	56,174	323	2.28	32,545	190	2.32
Total interest-earning assets	2,150,641	25,853	4.77	2,067,168	23,675	4.54
Allowance for loan losses	(16,082)			(14,096)
Noninterest-earnings assets	194,044			182,587
Total assets	$2,328,603			$2,235,659
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,467,502	$5,304	1.43%	$1,375,138	$4,670	1.35%
Advances from FHLB and fed funds purchased	50,016	298	2.36	117,758	593	2.00
Subordinated debentures	11,527	161	5.54	12,821	173	5.35
Securities sold under agreements to repurchase	10,549	7	0.26	12,571	10	0.32
Total interest-bearing liabilities	1,539,594	5,770	1.49	1,518,288	5,446	1.42
Noninterest-bearing liabilities:
Noninterest-bearing deposits	511,343			465,838
Accrued interest and other liabilities	22,878			8,705
Total noninterest-bearing liabilities	534,221			474,543
Shareholders’ equity	254,788			242,828
Total liabilities and shareholders’ equity	$2,328,603			$2,235,659
Net interest rate spread(2)			3.28%			3.12%
Net interest income		$20,083			$18,229
Net interest margin(3)			3.71%			3.50%

(1) Includes average outstanding balances of loans held for sale of $3.0 million and $1.9 million for the three months ended September 30, 2019 and 2018, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized. Net interest margin on a taxable equivalent basis was 3.71% and 3.51% for the three months ended September 30, 2019 and 2018, respectively.

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	For the Nine Months Ended September 30,
	2019			2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,676,047	$67,821	5.41%	$1,483,961	$55,377	4.99%
Securities available for sale	230,816	4,372	2.53	237,619	4,400	2.48
Securities held to maturity	160,061	3,042	2.54	169,211	3,125	2.47
Nonmarketable equity securities	12,106	471	5.20	8,826	300	4.54
Interest-bearing deposits in other banks	56,755	1,007	2.37	35,437	537	2.03
Total interest-earning assets	2,135,785	76,713	4.80	1,935,054	63,739	4.40
Allowance for loan losses	(15,483)			(13,589)
Noninterest-earning assets	191,189			161,855
Total assets	$2,311,491			$2,083,320
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,463,457	$16,681	1.52%	$1,306,244	$11,948	1.22%
Advances from FHLB and fed funds purchased	62,268	1,126	2.42	88,200	1,181	1.79
Subordinated debentures	12,107	502	5.54	13,477	516	5.12
Securities sold under agreements to repurchase	10,710	28	0.35	12,749	34	0.36
Total interest-bearing liabilities	1,548,542	18,337	1.58	1,420,670	13,679	1.29
Noninterest-bearing liabilities:
Noninterest-bearing deposits	490,088			432,871
Accrued interest and other liabilities	21,575			7,120
Total noninterest-bearing liabilities	511,663			439,991
Shareholders’ equity	251,286			222,659
Total liabilities and shareholders’ equity	$2,311,491			$2,083,320
Net interest rate spread(2)			3.22%			3.12%
Net interest income		$58,376			$50,060
Net interest margin(3)			3.65%			3.46%

(1) Includes average outstanding balances of loans held for sale of $2.3 million and $1.8 million for the nine months ended September 30, 2019 and 2018, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized. Net interest margin on a taxable equivalent basis was 3.66% and 3.47% for the nine months ended September 30, 2019 and 2018, respectively.

Guaranty Bancshares, Inc.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	As of
	2019			2018
	September 30	June 30	March 31	December 31	September 30
Total shareholders’ equity	$255,905	$250,121	$250,310	$244,583	$241,997
Adjustments:
Goodwill	(32,160)	(32,160)	(32,160)	(32,160)	(32,160)
Core deposit intangible	(4,066)	(4,279)	(4,493)	(4,706)	(4,919)
Total tangible common equity	$219,679	$213,682	$213,657	$207,717	$204,918
Common shares outstanding - end of quarter(1)	11,534,393	11,560,058	11,803,786	11,829,868	11,964,472
Book value per common share	$22.19	$21.64	$21.21	$20.68	$20.23
Tangible book value per common share	19.05	18.48	18.10	17.56	17.13

(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.”  We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A.  As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 30 banking locations across 24 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state.  Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"), and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact Information:

Cappy Payne Senior Executive Vice President and Chief Financial Officer Guaranty Bancshares, Inc. (888) 572-9881
investors@gnty.com